CUSIP No. 51827W103                                          Page 18 of 18 Pages


                                                                       EXHIBIT 1

                             JOINT FILING AGREEMENT

     Pursuant to Rule 13d-1(f)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that the Schedule 13D to which this Joint Filing Agreement is being filed as an exhibit shall be a joint statement filed on behalf of each of the undersigned.

Date:    October 12, 2000

                                      AUGUSTINE FUND, L.P.

                                      By:  AUGUSTINE CAPITAL MANAGEMENT, LLC
                                           General Partner

                                      By:       /s/ John T. Porter
                                                John T. Porter, President


                                      AUGUSTINE CAPITAL MANAGEMENT, LLC

                                      By:       /s/ John T. Porter
                                                John T. Porter, President


                                      DEVENSHIRE MANAGEMENT CORPORATION

                                      By:       /s/ Todd Sanders
                                                Todd Sanders, President


By:  /s/ John T. Porter
     John T. Porter

By:  /s/ Brian D. Porter
     Brian D. Porter

By:  /s/ Thomas Duszynski
     Thomas Duszynski

By:  /s/ David R. Asplund
     David R. Asplund

By:  /s/ Todd Sanders
     Todd Sanders

By:  /s/ William C. Bossung
     William C. Bossung